UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
July 5, 2011
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Global Smart Energy, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Delaware
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(State or Other Jurisdiction of Incorporation)

333-152376                       26-2691611
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(Commission File Number)     (IRS Employer Identification No.)

230 N. Park Blvd., Suite 104, Grapevine, TX 76051
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(Address of Principal Executive Offices)      (Zip Code)

(817) 416-2533
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(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate  box  below  if  the  Form  8-K  filing  is  intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b On July 5, 2011, Gerry Shirren resigned as an officer of the Registrant for personal reasons and not due to any disagreement with the Registrant and/or its officers and Directors.

(c) In a reorganization of the Registrants Executive Officers, the Board of Directors appointed Frank O’Donnell, age 59, as President and CEO to replace Lyle Mortensen.   Lyle Mortensen, age 72, was appointed to serve as the Secretary/Treasurer and CFO of the Company.  Frank O’Donnell was also appointed to serve with Lyle Mortensen and Gerry Shirren, age 52, on the Board of Directors until the next annual meeting of the Registrant or until replacement by resignation or other action of the Board of Directors.

(e) Contracts of employment were approved by the Board of Directors for Frank O’Donnell and Lyle Mortensen as the operating officers of the Registrant.  Frank O’Donnell has been a consultant to the Company since June 1, 2011.  Lyle Mortensen has been serving without compensation since his appointment in 2009. The contracts call for cash compensation in the amount of $5,000.00 per month and an accrual of 10,000 shares of Common stock of the Registrant.  However, the Stock Awards are to be vested 100% only after completion of one year of service.  In the event the employee is terminated, for other than misconduct, the Stock Awards will become 100% vested.  The employment contracts also allow for participation in any incentive Stock Option that may be formally adopted by the Company from time to time and will be subject to the terms of the applicable stock option plan(s) then placed into effect.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

d)    Exhibits.

No.         Exhibits

None

SIGNATURES

Pursuant  to  the  requirements  of  the Securities Exchange Act of  1934,  the registrant has duly caused this report  to  be  signed  on  its  behalf  by the undersigned hereunto duly authorized.

Date:  July 5, 2011

By:  /s/ Lyle J. Mortensen
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     Lyle J. Mortensen
     Secretary and Chief Financial Officer